Exhibit 10.2

Execution Version

Confidential – Without Prejudice

For Settlement

Purposes Only

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the “Agreement”) is made and entered into as of November 28, 2016 by and among Walker Innovation Inc., a Delaware corporation (sometimes referred to herein as “Innovation”), Inventor Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Innovation, and Certified Measurement, LLC, a Delaware limited liability company and wholly-owned subsidiary of Inventor Holdings, LLC (Innovation, Inventor Holdings, LLC and Certified Measurement, LLC sometimes collectively referred to herein as the “Company” or the “Company Parties”), Walker Digital, LLC, a Delaware limited liability company (sometimes referred to herein as “Digital”), and Jay S. Walker (Digital and Jay S. Walker sometimes collectively referred to herein as “Walker” or the “Walker Parties”).

WHEREAS, a dispute has arisen that the parties hereto (collectively, the “Parties”) wish to resolve and settle amicably; and

WHEREAS, the Parties have reached this Agreement on the terms and conditions provided herein; and

WHEREAS, the audit committee of the board of directors of Innovation has determined that it is in the best interests of Innovation and its stockholders and each of the other Company Parties and declared it advisable to enter into this Agreement and adopted resolutions approving the execution, delivery and performance by Innovation of this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree, subject to the terms hereof, as follows:

1.          Transfers by Walker of Securities Issued by Innovation.

(a)          Not later than one hundred and eighty (180) days after the date hereof, Digital (or at the option of Walker, another Walker Party) shall transfer to Innovation or its designated subsidiary an aggregate of $125,000 in cash or (at the option of Walker) in shares of common stock of Innovation (collectively, the “Innovation Shares”), having a value of $125,000, which value shall be determined based on the average of the daily closing price of an Innovation Share for the ten (10) consecutive business days prior to date of delivery of such Innovation Shares. The closing price for each day shall be the last sales price or in case no sale takes place on such day, the average of the closing high bid and low asked prices, in either case as officially quoted on the OTCQB marketplace maintained by OTC Markets Group Inc. Subject to the terms hereof, Digital (or at the option of Walker, another Walker Party) will deliver to Innovation either (at the option of Walker) (i) cash by wire transfer of immediately available funds to an account specified by Innovation or (ii) stock certificates representing the full number of Innovation Shares to be transferred as set forth herein; such certificates shall be endorsed in blank or have a stock power endorsed in blank attached thereto in respect of the Innovation Shares transferred to Innovation.

2.          Securities Purchase Agreement. Substantially concurrently with the execution and delivery of this Agreement, Innovation shall have entered into a Securities Purchase Agreement dated as of November 21, 2016 in connection with the sale of an aggregate of 2,500,000 Class A Common Shares of The Upside Commerce Group, LLC (f/k/a Flexible Travel Company, LLC), a company affiliated with Walker, at $2.00 per share, to a group of accredited investors directly or indirectly introduced to Innovation by Walker.

3.          Certain Representations and Warranties.

(a)          Each Company Party jointly and severally represents and warrants to the Walker Parties that (i) such Party has full power and authority to enter into this Agreement; that this Agreement has been duly and validly authorized, executed and delivered on behalf of such Party; and that this Agreement is a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies; (ii) such Party has not hypothecated or otherwise encumbered or assigned any claim or cause of action against any of the Walker Release Parties (as hereinafter defined); (iii) such Party has not instituted any legal proceeding against, or filed any claim or complaint with any regulatory authority relating to any of the Walker Release Parties; (iv) such Party is not aware of any claim against Digital or any other Walker Party arising out of the Merger Agreement (as hereinafter defined) which is not being released in this Agreement and (iv) this Agreement and the transactions contemplated hereby have been duly authorized, approved and ratified by a committee of independent and disinterested members of Innovation’s Board of Directors formed for the purpose of reviewing agreements between or among Digital, Jay S. Walker and Innovation.

(b)          Each Walker Party jointly and severally represents and warrants to the Company Parties that (i) such Party has full power and authority to enter into this Agreement; that this Agreement has been duly and validly authorized, executed and delivered on behalf of such Party; and that this Agreement is a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies; (ii) such Party has not hypothecated or otherwise encumbered or assigned any claim or cause of action against any of the Company Release Parties (as hereinafter defined); (iii) such Party is not aware of any fact or circumstance that would give rise to a claim by any Walker Party against any Company Party under or relating to the Merger Agreement (as hereinafter defined); and (iii) such Party has not instituted any legal proceeding against, or filed any claim or complaint with any regulatory authority relating to any of the Company Release Parties.

(c)          Digital represents and warrants to Innovation that as of the date of each transfer of Innovation Shares under the terms of this Agreement, it will be the record owner of such securities and as of the date of each transfer, it will transfer all of its right, title and interest in and to such securities, free and clear of all liens, claims, encumbrances, pledges, security interests and other restrictions, other than as set forth herein or under applicable federal and state securities law restrictions.

4.          Releases.

(a)          Company Releases. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the mutual promises set forth in this Agreement, each Company Party, for itself, its parents, affiliates, subsidiaries, divisions, groups and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, administrators, beneficiaries, predecessors, successors and assigns and any person or entity claiming by or through any of the foregoing (collectively, “Company Release Parties”) hereby RELEASE AND DISCHARGE Digital and Jay S. Walker, and their parents, affiliates, subsidiaries and past and present officers, directors, employees, agents, representatives, attorneys, accountants, auditors, consultants, successors and assigns in any capacity whatsoever, (collectively, “Walker Release Parties”) of and from all actions, causes of action, suits, debts, dues, sums of money, claims for breaches of contract, claims for breaches of fiduciary duties or conflicts of interest, tortious interference, claims of entitlement to securities, claims for violations of securities laws or regulations, compensation, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (compensatory, consequential, liquidated, special, punitive or otherwise), judgments, extents, executions, claims, and demands (including attorneys’ fees and costs) of any nature whatsoever, in law, admiralty or equity, against the Walker Release Parties that the Company Release Parties ever had, now have or hereafter can, shall or may have, whether known or unknown, for, upon, or by reason of Article 11 of the Agreement and Plan of Merger by and among GlobalOptions Group, Inc., GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC dated as of July 11, 2013 (other than with respect to the representations and warranties of Digital set forth in Section 4.3, 4.4 and 4.12 of the Merger Agreement) and the related letter agreement dated as of January 21, 2016 between Digital and Innovation related thereto (the “Letter Agreement” and collectively, the “Merger Agreement”), including without limitation any claim by reason of the recordable patent assignment from Inventor Holdings to PayPal, Inc. of the patents and patent applications listed on Schedule 1 hereto (the “Patent Assignment”), provided only that (i) the term Walker Release Parties shall not in any circumstance include either IP Navigation Group LLC or Erich Spangenberg, and (ii) nothing herein shall release or otherwise affect the Walker Release Parties’ obligations under this Agreement or in respect of the existing agreement between Digital and Innovation concerning reimbursement of expenses incurred by the Company Release Parties in connection with the dispute which gave rise to the Patent Assignment, which expenses have been submitted by Innovation for reimbursement to Digital on or prior to the date hereof.

(b)          Each person or entity settling any claims, or for whom any claims are settled, hereunder (collectively, the “Settling Parties”) further agree not to institute, instigate, urge, support, encourage, voluntarily participate in or profit from any lawsuit, complaint or other action or proceeding of any kind relating to any matter to which these Releases pertain. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit any party from providing, after taking reasonable measures to ensure the confidentiality of information provided, information or explanations to third party regulatory agencies seeking such information in response to comment letters or inquiries, or in response to civil or administrative subpoenas or court order, or from discussing the provisions hereof and factual circumstances surrounding the events leading to this Agreement in disclosure document filings made with the Securities and Exchange Commission from time to time.

(c)          These Releases may not be changed orally.

(d)          The Settling Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the released claims, but the Settling Parties have fully, finally, and forever settled and released any and all released claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which these releases are a part.

5.          Reliance on Independent Legal Advice. Each Party represents and warrants to the other Parties: (a) that it has received advice from his or its own respective, independent legal counsel, or has had the opportunity to be represented by independent legal counsel, prior to its execution of this Agreement, (b) that the legal nature, ramifications and effect of this Agreement have been explained to it by its respective counsel; (c) that it fully understands the terms and provisions of this Agreement and the nature and effect thereof; (d) that it is relying solely on the advice of its own legal counsel in executing this Agreement; (e) that it has not relied upon any representation or statement of any other Party or counsel for any other Party not contained in this Agreement; (f) that it has carefully read this Agreement, knows the contents thereof, and is executing the same freely and voluntarily; and (g) that it is aware that its attorneys may hereafter discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter hereof, but that its intention is to fully and finally release its respective releasees to the full extent of the releases contained in this Agreement.

6.          Miscellaneous Provisions.

(a)          This Agreement sets forth the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(b)          This Agreement may not be changed, modified or amended except by a written instrument signed by the Party to be charged with such change, modification or amendment.

(c)          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part hereof.

(d)          This Agreement shall be binding on the Parties hereto and their respective predecessors, successors, assigns, parents, subsidiaries, affiliates, divisions, groups and present and former officers, directors, securityholders, and employees.

(e)          Unless the Company instructs otherwise in writing, all notices to the Company regarding this Agreement shall be delivered to:

Walker Innovation Inc.		Loeb & Loeb LLP
Two High Ridge Park	With a copy to:	345 Park Avenue
Stamford, CT		New York, New York 10154
06905		Attn: Mitchell S. Nussbaum, Esq.
Attn: Jonathan Siegel

Unless Walker instructs otherwise in writing, all notices to Walker regarding this Agreement shall be delivered to:

Walker Digital, LLC		Whitman Breed Abbott & Morgan LLC
Two High Ridge Park	With a copy to:	500 West Putnam Avenue
Stamford, CT		Greenwich, CT 06830
06905		Attn: Harry E. Peden, III Esq.
Attn: Karen Romaine

(f)          Unless otherwise indicated or agreed to in writing by the Party to receive the delivery of any document, as used in this Agreement “delivery” shall mean transmission by facsimile or electronic mail (including portable document format) and confirmed by delivery via Federal Express or other recognized overnight delivery service.

(g)          The Parties are entering into this Agreement solely in order to avoid expense, inconvenience, risk and delay and to permit the continued operation of the affairs of such Party unhindered by expensive litigation and by distraction and diversion of himself and itself, and thereby to put to rest all potential controversies. This Agreement and each of its provisions, and the settlement provided for herein, whether or not consummated, and any negotiations, proceedings or agreements relating to this Agreement, or any matter arising in connection with such negotiations, proceedings or agreements are not and shall not in any event be: (i) construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission by any Party of the truth of any fact or the validity of any claim that has been, or could have been, asserted against him or it, or of the deficiency of any defense that has been, could have been, or in the future might be asserted in any litigation, or of any liability, fault, wrongdoing or otherwise of any Party; (ii) construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission of any fault, breach of duty, wrongful act or misrepresentation or omission in any statement or written document by any Party; or (iii) construed by anyone for any purpose whatsoever as evidence of a presumption, concession or admission of any liability, fault or wrongdoing on the part of any Party.

(h)          This Agreement shall be deemed to have been drafted jointly by the Parties.

(i)          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words (including terms defined herein) using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular section, paragraph or other subdivision, and (iv) the term “section” or “paragraph” or other subdivision refer to the specified section or other subdivision of the body of this Agreement.

7.          Remedies for Breach.

(a)          In the event that any Party to this Agreement believes that a breach of the Agreement has occurred, that Party shall deliver written notice, in accordance with the terms of this Agreement, of the alleged breach to the other Parties to this Agreement.

(b)          Any subsequent action to enforce the terms of this Agreement may be brought in any State or Federal court located in the County of New York, State of New York, and, if any such action is brought in a State or Federal Court located in the County of New York, State of New York, no Party shall dispute that such court is the proper venue for the action or that the Party is subject to personal jurisdiction in such court for purposes of the action.

8.          Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the conflicts of law principles of such State.

9.          Further Assurances. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly authorized the execution and delivery of this Agreement as of the date written below.

Dated as of November 28, 2016

WALKER INNOVATION INC.		INVENTOR HOLDINGS, LLC

By:	/s/ Kara Jenny	By:	/s/ Kara Jenny
	Name: Kara Jenny		Name: Kara Jenny
	Title: CFO		Title: CFO

CERTIFIED MEASUREMENT, LLC

By:	/s/ Kara Jenny
Name: Kara Jenny
Title: CFO

WALKER DIGITAL, LLC

By:	/s/ Jay Walker		/s/ Jay Walker
	Name: Jay Walker	Name:	Jay S. Walker
Title: Chairman

SCHEDULE 1

Application No.	Patent No.
08/815,224	5970478
08/832,832	6477513
08/883,308	5945653
08/889,589	5970470
08/916,656	6107932
08/919,339	6163771
08/920,116	6119099
08/921,868	6018718
08/943,965	6119100
08/946,508	6064987
09/045,036	7606729
09/045,084	6223163
09/045,386	7272569
09/045,518	7072850
09/049,297	7240021
09/085,424	6138105
09/135,179	6567787
09/164670	6324520
09/166,267	6687679
09/166,339	6374240
09/166,405	6405174
09/219,220	6341268
09/219,267	7831470
09/221,099	7236942
09/221,457	6415262
09/223,899	6349295
09/260,437	7162434
09/264,379	6336104
09/282,747	7827057
09/316,546	7729988
09/345092	7249050
09/360,422	7899710
09/365,644	6374230
09/422,415	6434534
09/442,754	6598024
09/490,898	6330548
09/504,180	6839683
09/538,805	7251617
09/542,676	7177835
09/563,715	6507822
09/571,210	6601036

Application No.	Patent No.
09/592,618	7376580
09/603,677	7542919
09/606,364	8473341
09/654,341	6980968
09/654,933	8001043
09/685,079	7415425
09/694,191	7853529
10/033,691	7454381
10/095,372	7233912
10/118,620	7099832
10/218,157	7430521
10/253,192	6904418
10/625,089	7587334
10/728,226	7194423
10/855,653	7664705
11/103,906	7991698
11/319,848	8036943
11/338,152	7844550
11/399,143	7496523
11/422,986	8315948
11/425,301	7895100
11/425,301	7895100
11/456,306	7841514
11/456342	7451892
11/456355	7885726
11/549,435	7856379
11/570,616	8335723
11/611,931	8015059
11/668,967	7406438
11/746,696	8046265
11/761,826	9171316
11/768,594	7613631
11/927,912	7774240
11/931,864	8571943
11/934,958	7717784
12/108,826	8595048
12/111,637	8751297
12/190,244	7908168
12/237,716	8126771
12/365,629	8103520
12/368,369	8068933

Application No.	Patent No.
12/420,397	7801762
12/611,365	8121899
12/705,856	8175963
12/791,567	8706632
12/938,025	8234164
12/938,046	8700456
12/974,742	8112359
13/025,814	8712860
13/031,284	8121922
13/048,829	8131588
13/180,349	8615444
13/196,546	8355991
13/356,890	8533003
13/366,797	8423400
13/366,880	8543510
13/400,406	8285591
13/401,108	8566199
13/412,203	8630896
13/433,008	8566230
13/559,591	8543451
13/646,145	8818869
13/717,094	8595085
13/857,520	8781893
13/909,055	8781894
14/012,982
14/034,520	8892470
14/034,538
14/088,709
14/103,931	2014/0108186
14/154,772	9218618
14/251,746
14/258,150
14/258,454
14/297,937
14/317,847
14/331,005	2014/0324564
14/331,699
14/468,604
AU 753036	AU 753036

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